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                                                                       Form 10-K
                                                             Year Ended 12/31/00
                                                                      Exhibit 12

                         R.R. Donnelley & Sons Company

                       Ratio of Earnings to Fixed Charges

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                                                                  Period Ending
                                                                    31-Dec-00
                                                                  -------------
                                                                  (in thousands
                                                                  except ratio)
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Earnings available for fixed charges:
  Earnings from continuing operations before income taxes........   $433,984
  Less: earnings of minority-owned companies.....................      3,122
  Add: Dividends received from investees under the equity method.      1,763
  Add: Minority interest expense in majority-owned subsidiaries..        208
  Add: Fixed charges before capitalized interest.................    108,493
  Add: Amortization of capitalized interest......................      7,735
                                                                    --------
    Total earnings available for fixed charges...................   $555,305
                                                                    ========
Fixed charges:
  Interest expense...............................................   $ 89,639
  Interest portion of rental expense.............................     18,393
  Amortization of discount and capitalized expenses related to
   indebtedness..................................................        461
                                                                    --------
  Total fixed charges before capitalized interest................    108,493
  Capitalized interest...........................................      4,554
                                                                    --------
    Total fixed charges..........................................   $113,047
                                                                    ========
Ratio of earnings to fixed charges...............................       4.91
                                                                    ========
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